UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 10, 2013 (October 4, 2013)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 4, 2013, Sanchez Energy Corporation (the “Company”) completed its previously announced acquisition of Eagle Ford Shale assets from Rock Oil Company, LLC (“Rock Oil” and the assets acquired in such acquisition, the “Wycross Assets”) with an effective date of July 1, 2013.  Including the $11.0 million deposit previously paid, total consideration for the acquisition was approximately $230.1 million, which includes the $220.0 million purchase price and approximately $10.1 million in normal and customary closing adjustments.  The final purchase price is subject to further customary post-closing adjustments.  The acquisition of the Wycross Assets was funded from the net proceeds of the Company’s recently completed offering of 11,040,000 shares of its common stock, par value $0.01 per share, and $200 million in aggregate principal amount of its 7.750% senior notes due 2021.

The foregoing description of the Company’s acquisition of the Wycross Assets does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement (the “Purchase Agreement”) by and between Rock Oil, as Seller, and SN Cotulla Assets, LLC, as Buyer, dated as of September 6, 2013, which is filed as Exhibit 2.1 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On October 4, 2013, the Company issued a press release announcing the completion of the acquisition of the Wycross Assets.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01. Financial Statements and Exhibits.

The Purchase Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms.  It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates or the Wycross Assets.  The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the contracting parties; may be subject to qualifications and limitations agreed upon by such parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates or the Wycross Assets.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

(a) Financial Statements of Business Acquired

To the extent required by this Item, financial statements related to the Wycross Assets will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information

To the extent required by this Item, pro forma financial information related to the Wycross Assets will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits

Exhibit Number	Description
2.1

Purchase and Sale Agreement by and between Rock Oil Company, LLC, as Seller, and SN Cotulla Assets, LLC, as Buyer, dated as of September 6, 2013 (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K on September 9, 2013).*

99.1	Press release dated October 4, 2013 announcing the completion of acquisition in the Eagle Ford Shale.

*                 The exhibits and schedules (other than Schedule 1) to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.  Descriptions of such exhibits and schedules are on page iv of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: October 10, 2013	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Purchase and Sale Agreement by and between Rock Oil Company, LLC, as Seller, and SN Cotulla Assets, LLC, as Buyer, dated as of September 6, 2013 (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K on September 9, 2013).*

99.1	Press release dated October 4, 2013 announcing the completion of acquisition in the Eagle Ford Shale.

*                 The exhibits and schedules (other than Schedule 1) to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.  Descriptions of such exhibits and schedules are on page iv of the Purchase Agreement.